                                                                    EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

CMA Government Securities Fund:

We consent to the incorporation by reference in this Post-Effective Amendment No. 21 to Registration Statement No. 2-72724 of our report dated May 11, 1999 appearing in the annual report to shareholders of CMA Government Securities Fund for the year ended March 31, 1999, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

Deloitte & Touche LLP
Princeton, New Jersey
July 23, 1999